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                                                                    Exhibit 23.4


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Titan Corporation on Form S-4 of our report dated May 11, 2001, related to the financial statements of Datron Systems Incorporated as of March 31, 2001 and for the year then ended included in Post-effective Amendment No. 1 to Registration Statement No. 333-64768 of The Titan Corporation on Form S-4.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


San Diego, California
March 21, 2002